EXHIBIT 99.2

FINANCIAL/INVESTOR RELATIONS:          MEDIA:
Tim McGurran                           Deborah Brooks
Secure Computing Corporation           Secure Computing Corporation
612/628-6262                           612/368-7157 ext. 224
mcgurran@sctc.com                      deborah@border.com

John Beardsley                         Charlie Guyer/Tracey Davis
Padilla Speer Beardsley Inc.           Neva Group
612/871-8877                           617/441-4000 ext. 248/250
jrb@mn.psbpr.com                       cguyer@neva.com/tdavis@neva.com

                                       Aaron Tachibana
                                       Enigma Logic, Inc.
                                       510/827-5707 ext. 108
                                       atachibana@safeword.com


FOR IMMEDIATE RELEASE

                SECURE COMPUTING ANNOUNCES DEFINITIVE AGREEMENT
                            TO ACQUIRE ENIGMA LOGIC

          LEADING NETWORK SECURITY VENDOR TO INCORPORATE BEST-OF-BREED
                            AUTHENTICATION PRODUCTS

ST. PAUL, MINN., JUNE 26, 1996 -- Secure Computing Corporation (Nasdaq: SCUR), a leading provider of network security products, today announced a definitive agreement to acquire closely held Enigma Logic, Inc., a Concord, Calif.-based provider of client server user identification, authentication and authorization (I&A) software products. This acquisition will position Secure Computing solidly as a world leader in total network security, with products covering firewalls, I&A, Internet monitoring and filtering, and encryption.

The acquisition of Enigma Logic by Secure Computing is consistent with its strategic plan and is the company's third announced acquisition in the last two months. On May 28, Secure Computing signed a definitive agreement to acquire Border Network Technologies Inc., a Toronto-based provider of complementary Internet firewall technology with a successful two-tiered global distribution system. Earlier in May, Secure Computing acquired Florida-based

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Secure Computing Corporation
June 26, 1996
Page 2

Webster Network Strategies, a leading provider of corporate Internet monitoring and filtering software products. The Enigma and Border acquisitions are expected to close late in August.

Under the terms of the new agreement, Secure Computing will issue approximately
2.69 million shares of stock and options for all outstanding shares and options of Enigma Logic. As of Tuesday's market close, the acquisition is valued at a total of $71.3 million.

Secure Computing had total revenues of $20.7 million for the fiscal year ended Dec. 31, 1995. Enigma Logic's revenues were $3.9 million (see accompanying table). The acquisition is expected to be mildly dilutive to earnings in 1996 and accretive in 1997.

"With the explosive growth of Internet and intranet environments, identification and authentication have become essential for secure business-critical communications," said Kermit Beseke, chairman and chief executive officer of Secure Computing. "After closely monitoring the industry and talking with several Internet Service Providers and major corporations, we chose Enigma Logic as our authentication partner because of their depth of experience and proven software solutions. Enigma's products can support up to one million users per server and are capable of operating over many computer platforms, using the widest array of authentication technologies and communication protocols. This acquisition is designed to fulfill the I&A portion of our strategic plan for providing total network security solutions."

Enigma Logic will operate as a wholly owned subsidiary of Secure Computing, responsible for I&A and related technologies. Gerald L. Hilton, president and chief executive officer of Enigma Logic, will become a Secure Computing director, vice president and the general manager of the new California business unit.

"We are very excited about merging with Secure Computing," said Hilton. "Secure's established global channel program will enhance Enigma's ability to distribute our products to a larger number of customers worldwide. Together we will be able to bring forth many new and innovative enterprise security solutions that no other company has the technological expertise to produce and distribute." As a result of the acquisition, Secure Computing will also have access to Enigma Logic's blue-chip installed customer base to deploy other network security products.


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Secure Computing Corporation
June 26, 1996
Page 3


Founded in 1982, Enigma Logic is a technology leader in enterprise user authentication, authorization, and audit/accounting. The company's SafeWord(TM) AS networ authentication server offers Dynamic Password ID, verification regardless of how a user accesses the network -- remote dial-in, Internet or intranet -- and can also secure local hosts and applications. Enigma Logic has experienced rapid and profitable growth based on sales of SafeWord AS. Enigma products are renowned for interoperability with multiple platforms, high throughput, fault tolerance and strong centralized administration, and are the products of choice for Fortune 500 companies such as CompuServe, Boeing, Citibank, Novell, Sun Microsystems, Cisco, Silicon Graphics and American Express.

As a result of the accelerated integration of the three businesses -- Secure Computing, Border and Webster -- in the second quarter, the company said it expects that revenues from products and services in the quarter ending June 30, will be comparable to the $2 million in revenues from products and services in the first quarter ended March 31. Moreover, there have been no product sales to government agencies in the second quarter because of changes in government spending patterns. However, these sales are still expected to occur in later quarters this year. Product sales to government agencies totaled half a million dollars in the first quarter.

The statement that the acquisition is expected to be mildly dilutive to earnings in 1996 and accretive in 1997 and the comments on revenues from products and services in the second quarter are forward-looking statements that involve risks and uncertainties and actual results may be materially different. Factors that could cause actual results to differ include uncertainties regarding the successful integration of the corporations, retention of key employees, combining of Enigma Logic's direct sales model with the new Secure Computing sales model and the integration of Enigma Logic's technology into Secure Computing's firewall products, as well as competitive conditions in the computer security industry.

Headquartered in St. Paul, Minn., Secure Computing is the second largest network security company worldwide. The new Secure Computing's suite of network security solutions will include the award-winning Sidewinder(TM) Enterprise Security Server and the BorderWare(TM)


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Secure Computing Corporation
June 26, 1996
Page 4


product family, a total network security solution including Internet firewalls and authentication and encryption products; WebTracker(TM), a best-of-breed software solution for monitoring and filtering Internet access and content; Enigma Logic's I&A security products; Security Alert Service to notify customers of viruses and other Internet security risks; and information security consulting services. Secure Computing will have over 2,000 customers worldwide, including major government agencies in the U.S. and other countries, Fortune 500 companies, as well as small- to mid-sized corporations.

For more information, please visit the following Web sites: Secure Computing, http://www.sctc.com; BorderWare, http://borderware.com; Webster Network Strategies, http://www.webster.com; Enigma Logic, http://www.safeword.com.


Product and service names used within are trademarks, registered trademarks and service marks of their respective owners.




Secure Computing Corporation
June 26, 1996
Page 5




                          Secure Computing Corporation
                               Financial Summary
                    (In thousands, except per share amounts)
                       Condensed Statements Of Operations

                                     Three Month Period Ending            Year Ended
                                              March 31                   December 31*
                                         ------------------           ------------------
                                         1996          1995           1995          1994
                                         ----          ----           ----          ----
                                     (unaudited)   (unaudited)
Products and services revenue            $ 2,002       $ 1,097       $ 5,863       $ 1,486
Government contracts revenue               5,351         3,450        14,849         3,744
Total revenue                              7,353         4,547        20,712        15,230
Net income (loss)                           (174)           67          (974)        1,493
Net income (loss) per share                 (.03)          .02          (.20)          .43
Weighted average shares outstanding        6,557         4,105         4,458         3,864



                               Enigma Logic, Inc.
                                Financial Summary
                                 (in thousands)
                       Condensed Statements of Operations

                                     Three Month Period Ending            Year Ended
                                              March 31                   December 31*
                                         ------------------           ------------------
                                         1996          1995           1995          1994
                                         ----          ----           ----          ----
                                     (unaudited)   (unaudited)
Total revenue                            $ 1,395       $ 1,499       $ 3,901       $ 2,426
Net income                                    69           538           292            57





                        Border Network Technologies Inc.
                              Financial Summary **
                                 (in thousands)
                       Condensed Statements of Operations

                                     Three Month Period Ending            Year Ended
                                              March 31                   December 31*
                                         ------------------           ------------------
                                         1996          1995           1995          1994
                                         ----          ----           ----          ----
                                     (unaudited)   (unaudited)
Total revenue                            $ 2,346       $   278       $ 3,317       $   138
Net income (loss)                            337            47            50            (9)


* Derived from audited financial statements
** Canadian results converted at $1.36 Canadian dollars = $1 US dollar